Exhibit 99.1

Contact:Brett D. Heffes

763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

FIRST QUARTER RESULTS

Minneapolis, MN (April 14, 2021)  -  Winmark Corporation (Nasdaq: WINA) announced today net income for the quarter ended March 27, 2021 of $9,311,100 or $2.40 per share diluted compared to net income of $7,317,000 or $1.87 per share diluted in 2020.

“The resiliency of our business model combined with the improving execution of our franchisees led to exceptional first quarter results,” commented Brett D. Heffes, Chairman and Chief Executive Officer.

Winmark Corporation creates, supports and finances business. At March 27, 2021, there were 1,264 franchises in operation under the brands Plato’s Closet®, Once Upon A Child®, Play It Again Sports®, Style Encore® and Music Go Round®.  An additional 32 retail franchises have been awarded but are not open.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	March 27, 2021	December 26, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$7,959,900	$6,659,000
Restricted cash	25,000	25,000
Receivables, net	2,096,900	1,581,900
Net investment in leases - current	8,156,900	8,687,500
Income tax receivable	—	221,200
Inventories	110,200	106,600
Prepaid expenses	839,900	995,200
Total current assets	19,188,800	18,276,400

Net investment in leases – long-term	2,706,900	4,573,600
Property and equipment, net	2,253,300	2,332,800
Operating lease right of use asset	3,172,100	3,226,300
Goodwill	607,500	607,500
Other assets	438,500	435,900
Deferred income taxes	2,330,600	1,890,700
	$30,697,700	$31,343,200

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Notes payable, net	$4,236,100	$4,236,100
Accounts payable	1,399,300	1,769,600
Income tax payable	3,159,200	—
Accrued liabilities	2,223,500	2,624,000
Discounted lease rentals	959,200	1,096,600
Deferred revenue	1,647,700	1,657,400
Total current liabilities	13,625,000	11,383,700
Long-Term Liabilities:
Notes payable, net	16,573,600	17,632,700
Discounted lease rentals	382,200	574,000
Deferred revenue	6,975,700	7,050,900
Operating lease liabilities	5,176,900	5,307,400
Other liabilities	768,500	773,200
Total long-term liabilities	29,876,900	31,338,200
Shareholders’ Equity (Deficit):
Common stock, no par, 10,000,000 shares authorized, 3,700,723 and 3,756,028 shares issued and outstanding	—	9,281,800
Retained earnings (accumulated deficit)	(12,804,200)	(20,660,500)
Total shareholders’ equity (deficit)	(12,804,200)	(11,378,700)
	$30,697,700	$31,343,200

Winmark Corporation

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	March 27, 2021	March 28, 2020
Revenue:
Royalties	$14,048,800	$11,172,500
Leasing income	3,237,000	5,871,200
Merchandise sales	592,400	754,100
Franchise fees	359,000	387,400
Other	421,700	414,800
Total revenue	18,658,900	18,600,000
Cost of merchandise sold	558,800	717,700
Leasing expense	389,500	1,416,200
Provision for credit losses	(48,700)	615,400
Selling, general and administrative expenses	5,102,300	5,748,900
Income from operations	12,657,000	10,101,800
Interest expense	(318,100)	(525,200)
Interest and other income	6,800	5,900
Income before income taxes	12,345,700	9,582,500
Provision for income taxes	(3,034,600)	(2,265,500)
Net income	$9,311,100	$7,317,000
Earnings per share - basic	$2.49	$1.97
Earnings per share - diluted	$2.40	$1.87
Weighted average shares outstanding - basic	3,736,676	3,711,597
Weighted average shares outstanding - diluted	3,874,227	3,911,751